Exhibit 99(C)

EXHIBIT C

FORM OF LETTER OF TRANSMITTAL

Regarding
Shares
of
Lazard Alternative Strategies 1099 Fund

Tendered Pursuant to the Offer to Purchase
Dated December 26, 2014

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT, AND
THIS LETTER OF TRANSMITTAL MUST BE RECEIVED BY THE
FUND BY, 12:00 MIDNIGHT, EASTERN TIME, ON JANUARY 26, 2015
UNLESS THE OFFER IS EXTENDED OR CANCELED.

Complete This Letter Of Transmittal And Return Or Deliver To:

For Certified Mail, Return Receipt Requested:
Lazard Alternative Emerging Markets 1099 Fund
(f/k/a Lazard Alternative Strategies 1099 Fund)
c/o Bank of New York Mellon Alternative Investment Services
Attention: Tender Offer Administrator
P.O. Box 9782
Providence, RI 02940-9782

For Overnight Mail:
Lazard Alternative Emerging Markets 1099 Fund
(f/k/a Lazard Alternative Strategies 1099 Fund)
c/o Bank of New York Mellon Alternative Investment Services
Attention: Tender Offer Administrator
4400 Computer Drive
Westborough, MA 01581

For additional information:

Phone: (877) 355-1474
Fax:     (508) 599-7876

Lazard Alternative Strategies 1099 Fund

Ladies and Gentlemen:

The undersigned hereby tenders to Lazard Alternative Strategies 1099 Fund (the “Fund”), a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware, the shares of beneficial interest in the Fund (“Shares”) held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated December 26, 2014 (“Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the “Offer”). THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

Subject to the circumstances and conditions of the Offer, the undersigned hereby desires to sell to the Fund the Shares tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Shares tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Shares in the Fund or portions thereof tendered hereby and the Offer may be canceled.

A promissory note for the purchase price will be issued in the name of the undersigned. The initial payment of the purchase price for all or a portion of the Shares tendered by the undersigned will be made by wire transfer of the funds to an account designated by the undersigned. The undersigned hereby represents and warrants that the undersigned understands that any payment in the form of marketable securities would be made by means of special arrangement with the tendering Shareholder in the sole discretion of the Board of Trustees of the Fund.

The promissory note will also reflect the contingent payment portion of the purchase price (the “Contingent Payment”), if any, as described in Section 6 of the Offer to Purchase. Any Contingent Payment of cash due pursuant to the promissory note will also be made by wire transfer of the funds to the undersigned’s account. The undersigned recognizes that the amount of the purchase price for Shares will be based on the unaudited net asset value of the Fund as of March 31, 2015 or, if the Offer is extended, approximately 65 days after the expiration date of the Offer, as described in Section 7. The Contingent Payment portion of the purchase price, if any, will be determined upon completion of the audit of the Fund’s financial statements which is anticipated to be completed not later than 60 days after March 31, 2015, the Fund’s fiscal year end, and will be paid promptly thereafter.

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Lazard Alternative Strategies 1099 Fund

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

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Lazard Alternative Strategies 1099 Fund

PLEASE FAX OR MAIL IN THE ENCLOSED POSTAGE PAID ENVELOPE TO:

For Certified Mail, Return Receipt Requested:

Lazard Alternative Emerging Markets 1099 Fund (f/k/a Lazard Alternative Strategies 1099 Fund)

c/o Bank of New York Mellon Alternative Investment Services

Attn: Tender Offer Administrator

P.O. Box 9782, Providence, RI 02940-9782

Or

For Overnight Mail:

Lazard Alternative Emerging Markets 1099 Fund (f/k/a Lazard Alternative Strategies 1099 Fund)

c/o Bank of New York Mellon Alternative Investment Services

Attn: Tender Offer Administrator

4400 Computer Drive, Westborough, MA 01581

For additional information: Phone: (877) 355-1474     Fax: (508) 599-7876.

Part 1.	Name and Address:
Name of Shareholder:
Social Security No.
or Taxpayer
Identification No.:
Telephone Number:		( )

Part 2.	Amount of Shares in the Fund being Tendered:

☐	All Shares.

☐	Portion of Shares expressed as a specific dollar value. (A minimum amount of Shares with a value of $25,000, as set forth in the Fund’s Prospectus, must be maintained (the “Required Minimum Balance”).*

$_______________

☐	Portion of Shares expressed as a specific number of Shares. (“Required Minimum Balance” must be maintained).*

________________

☐	Portion of Shares expressed as a specific percentage of Shares held* ____%

☐	All Shares in excess of the Required Minimum Balance.

*The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned’s investment balance to fall below the Required Minimum Balance, the Fund may reduce the amount to be purchased from the undersigned so that the Required Minimum Balance is maintained.
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Lazard Alternative Strategies 1099 Fund

Part 3.	Payment.
Cash Payment

Cash Payments shall be wire transferred to the following account:

Name of Bank

Address of Bank

ABA Number

Account Number

Name Under Which Account Is Held

Promissory Note

The promissory note reflecting both the initial and contingent payment portion of the purchase price, if applicable, will be issued in the name of the undersigned as maintained in the books and records of the Fund.

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Lazard Alternative Strategies 1099 Fund

Part 4.	Signature(s).

For Individual Investors and Joint Tenants:	For Other Investors:

Signature (Signature of Owner(s) Exactly as Appeared on Investor Certification)	Print Name of Investor

Print Name of Investor	Signature (Signature of Owner(s) Exactly as Appeared on Investor Certification)

Joint Tenant Signature if necessary (Signature of Owner(s) Exactly as Appeared on Investor Certification)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (Signature of Owner(s) Exactly as Appeared on Investor Certification)

Print Name and Title of Co-signatory

Date:
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